AMENDMENT OF PROMISSORY NOTE

                                December 17, 2001

The promissory note dated June 6, 2000 and amended March 21, 2001, May 8, 2001, and September 30, 2001, whereby Hayseed Stephens agreed to loan Ness Energy International, Inc., up to $300,000.00 at an interest rate of prime plus 2% to be repaid, including interest, in one payment by June 6, 2001. The interest payment was amended to be paid on a current basis as requested. This amendment is as follows:

The repayment date is extended to January 1, 2003.

All other conditions remain unchanged.



1)  /s/ Deborah Tillery                         /s/ Hayseed Stephens
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    Witness                                     Hayseed Stephens


2)  /s/ Kaye Oakes                              /s/  Bob Lee
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    Witness                                     Ness Energy International, Inc.